SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-A12B/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DRYSHIPS INC.
(Exact name of Issuer as specified in its chapter)

Republic of the Marshall Islands	n/a
(State of incorporation or organization)	(IRS Employer Identification No.)

Dryships Inc.
80 Kifissias Avenue
Marousi
Athens - 15125
Greece
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities to be registered pursuant to Section 12(b) of the Act:
Preferred Stock Purchase Rights

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

EXPLANATORY NOTE

This Amendment No. 2 to Form 8-A12B is being filed by DryShips Inc. (the “Company”) solely for the purpose of correcting a typographical error in the “SUMMARY OF RIGHTS” definition of “Distribution and Transfer of Rights; Distribution Date” in Exhibit C to the Company’s Stockholders Rights Agreement (the “Rights Agreement”) filed with the Securities and Exchange Commission as Exhibit 4.2 to Form 8-A12B (File No. 001-33922) on January 18, 2008.  The revised “SUMMARY OF RIGHTS” is attached hereto as Exhibit 99.1.

Exhibit C of the Rights Agreement filed as Exhibit 4.2 to Form 8A-12B is amended hereby.  All other terms and provisions of the Rights Agreement remain in full force and effect.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 7, 2008	DRYSHIPS INC. By: /s/ George Economou Name: George Economou Title: President & Chief Executive Officer

SK 23113 0002 853166